Exhibit 99.1

FOR IMMEDIATE RELEASE

SAEXPLORATION FILES REGISTRATION STATEMENT FOR WARRANT EXCHANGE OFFER AND ANNOUNCES AN AMENDMENT TO ITS SENIOR CREDIT AGREEMENT

CALGARY, AB – November 1, 2013 - SAExploration Holdings, Inc. (NASDAQ: SAEX, OTCBB: SAEXW) (“SAE” or the “Company”) today announced that it has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 in connection with the proposed exchange of its warrants for shares of its common stock and that it has entered into an amendment to its credit agreement with its senior lenders.

Filing of Form S-4

Under the terms of the warrant exchange offer, each of SAE’s warrant holders will have the opportunity to receive one share of SAE common stock in exchange for every ten of its outstanding warrants tendered by the holder and exchanged pursuant to the offer. The offer will be open to all holders of warrants issued by SAE, and each holder may exchange all or less than all of its warrants. SAE will pay cash in lieu of issuing fractional shares of common stock to any holder of warrants who would otherwise have been entitled to receive fractional shares. SAE, which was previously named Trio Merger Corp., agreed to conduct the warrant exchange offer in connection with the merger of its wholly-owned subsidiary Trio Merger Sub, Inc., now named SAExploration Sub, Inc., with the corporation formerly known as SAExploration Holdings, Inc.

The Form S-4 is available on the SEC's EDGAR system, and may be accessed at http://www.sec.gov/Archives/edgar/data/1514732/000114420413058098/v358317_s4.htm. The registration statement has not yet been declared effective and the information contained in the filing is subject to change. SAE will make an announcement when it commences the exchange offer.

Amendment to Credit Agreement

Prior to filing the Form S-4, SAE entered into a third amendment to the credit agreement with its senior lenders originally dated as of November 28, 2012. Pursuant to the amendment, the parties mutually agreed to amend, among other matters, certain financial covenants contained in the credit agreement. These amendments provide SAE added financial flexibility through December 31, 2014, but also constrain SAE’s level of capital expenditures and payments to affiliates during the same period.

About SAExploration Holdings, Inc.

SAE is a holding company of various subsidiaries which cumulatively form a geographically diversified seismic data acquisition company. SAE provides a full range of 2D, 3D and 4D seismic data services to its clients, including surveying, program design, logistical support, data acquisition, processing, camp services, catering, environmental assessment and community relations. SAE services its multinational client base from offices in Canada, Alaska, Peru, Colombia, Bolivia, Papua New Guinea, New Zealand and Brazil. SAE’s website is www.saexploration.com.

The information in SAE’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings SAE makes with the Securities and Exchange Commission.

No Offer or Solicitation

This announcement is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Additional Information Has Been and Will Be Filed with the SEC

SAE has filed the registration statement on Form S-4 with the SEC that includes the preliminary prospectus/offer to exchange relating to the warrant exchange offer. SAE will mail the definitive prospectus/offer to exchange to its warrant holders when the exchange offer is commenced. SECURITY HOLDERS ARE URGED TO READ THE PROSPECTUS/OFFER TO EXCHANGE AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE WARRANT EXCHANGE OFFER AND RELATED MATTERS. Security holders may obtain free copies of the preliminary prospectus/offer to exchange and other documents filed with the SEC by SAE through the website maintained by the SEC at www.sec.gov. In addition, copies of the prospectus/offer to exchange and other documents filed with the SEC by SAE will be available free of charge on SAE’s website at www.saexploration.com or by contacting SAE’s investor relations department at invest@saexploration.com.

Forward Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the federal securities laws. These statements can be identified by the use of words or phrases such as "believes," "estimates," "expects," "intends," "anticipates," "projects," "plans to," “will,” “should” and variations of these words or similar words. These forward-looking statements may include statements regarding SAE’s financial condition, results of operations and business and SAE’s expectations or beliefs concerning future periods. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those stated in this release. These risks and uncertainties include fluctuations in the levels of exploration and development activity in the oil and gas industry, intense industry competition, a limited number of customers, the need to manage rapid growth, delays, reductions or cancellations of service contracts, operational disruptions due to seasonality, weather and other external factors, crew productivity, the availability of capital resources, substantial international business exposing SAE to currency fluctuations and global factors including economic, political and military uncertainties, the need to comply with diverse and complex laws and regulations, and other risks incorporated by reference to SAE’s filings with the Securities and Exchange Commission. Certain risks and uncertainties related to SAE’s business are or will be described in greater detail in SAE’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contacts

SAExploration Holdings, Inc.

Ryan Abney

Vice President, Capital Markets & Investor Relations

(832) 606-4117

rabney@saexploration.com

The Equity Group Inc.

Devin Sullivan

Senior Vice President

(212) 836-9608

dsullivan@equityny.com